EXHIBIT 32

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Alan T. Heintzen, Chief Executive Officer and Cecil A. Haskins, Jr., President and Chief Financial Officer of Eureka Homestead Bancorp, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2021 and that to the best of their knowledge:

(1)the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 23, 2022	/s/ Alan T. Heintzen
Date	Alan T. Heintzen
Chief Executive Officer

March 23, 2022	/s/ Cecil A. Haskins, Jr.
Date	Cecil A. Haskins, Jr.
President and Chief Financial Officer